Exhibit 10.5

LEASE (BUILDING)

- CULVER CITY

JEFFREY E. DONFELD *	LAW OFFICES OF
PAUL M. KELLEY	DONFELD, KELLEY & ROLLMAN
FREDRIC A. ROLLMAN	A PARTNERSHIP INCLUDING A PROFESSIONAL CORPORATION
AMY SEMMEL	11845 WEST OLYMPIC BOULEVARD
DAVID J. LEWIS	SUITE 1245
LOS ANGELES, CALIFORNIA 90064-5095

TELEPHONE (310) 312-8080
FACSIMILE (310) 312-3014

* A PROFESSIONAL CORPORATION

March 16, 2004

VIA MESSENGER

Michael A. Kahn, Esq.
12121 Wilshire Blvd.
Suite 600
Los Angeles, CA 90025

Re:                                                       PAS Trust/Bidz.com Lease
3562-3582 Eastham Drive, Culver City, CA

Dear Michael:

On behalf of my client The PAS Trust, I am pleased to enclose for you an Addendum No. 2 to the above Lease, bearing my client’s original signature.  [Since I was only provided with one original of your client’s signature, my client has retained that one for its file, and I am enclosing for you a copy of your client’s signature, along with my client’s original signature.]

Very truly yours,

/s/ Fredric A. Rollman
FREDRIC A. ROLLMAN

FAR : st
Enclosure

cc:  Dr. Pablo Nankin, Trustee, The PAS Trust (w/encl)

ADDENDUM NO. 2

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

THIS ADDENDUM NO. 2 TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET (“Addendum”) is made as of March 3, 2004 between PAS TRUST (“Lessor”), and BIDZ.COM, INC., a California corporation”), with reference to the following facts:

A.                                   Lessor and Lessee are parties to that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of April 15, 2003 (the “Original Lease”), as amended by Addendum No. 1 thereto and dated concurrently therewith, providing for Lessee’s rental from Lessor of the premises located at the street address of 3562-3852 Eastham Drive, Culver City, CA (the “Premises”). The Original Lease and Addendum No. 1 are sometimes referred to herein as the “Lease Agreement”.

B.                                     The Original Term of the Lease Agreement is presently scheduled to expire on October 14, 2004, and Lessor and Lessee now desire to extend the expiration date of the Original Term, and make certain other modifications to the Lease Agreement, as more particularly provided herein.

C.                                     Defined terms used in this Addendum shall, unless otherwise stated, have the same meanings as are contained in the Lease Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Extension of Original Term. The Original Term, presently scheduled to expire on October 14, 2004, shall be extended for five (5) years and one-half (1/2) month so that it will instead expire on October 31, 2009. The period commencing October 15, 2004 and ending October 31, 2009 is hereafter referred to as the “Extension Term”. Lessee shall have no other right or option to extend the term of the Lease Agreement beyond October 14, 2009. Lessee shall lease the Premises from Lessor during the Extension Term on the terms and conditions set forth below.

2.                                       Base Rent. The Base Rent for the Premises during the Extension Term shall be $60,264 per month from October 15, 2004 through September 30, 2005, $62,072 per month from October 1, 2005 through September 30, 2006, $63,934 per month from October 1, 2006 through September 30, 2007, $65,852 per month from October 1, 2007 through September 30, 2008, and $67,828 per month from October 1, 2008 through October 31, 2009. Base Rent for any partial calendar month shall be prorated based on the actual number of days in the calendar month.

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3. “As-Is” Condition. Leasee shall accept the Premises in their then “as is” physical condition as of the commencement date of the Extension Term, without any obligation on Lessor’s part to make any additions, repairs, improvements or alterations thereto.

4. Parking. Notwithstanding anything to the contrary contained in the Lease Agreement, during the Extension Term Lessee shall be entitled to: (i) seventy (70) parking spaces per month without additional charge; and (ii) up to seventy (70) parking spaces per month (in addition to the parking spaces referenced in clause (i) above) at a charge of Twenty-five Dollars ($25) per parking space per month. The foregoing charges are net of any Culver City or other governmental parking taxes, all of which shall be paid by Lessee in accordance with the provisions of Paragraph 54 of Addendum No. 1 . Monthly parking charges shall be payable to Lessor on the first day of each month, and shall be deemed additional rent and subject to late charges as set forth in Paragraph 13.4 and interest as set forth in Paragraph 13.5 of the Original Lease if not received when due. The maximum of seventy (70) parking spaces referenced in clause (ii) above shall be deemed rented on a month-to-month basis, meaning that Lessee may increase (subject to the seventy (70) parking space maximum) or decrease said number on thirty (30) days advance notice to Lessor from time to time.

5.                                       Property Management Fee. Notwithstanding anything to the contrary contained in the Lease Agreement, the $2,750 per month property management fee payable to Lessor (of which Lessee is obligated to pay Lessee’s Share) shall be subject to an increase of three percent (3%) per annum, commencing October 1, 2004.

6.                                       Prop. 13 Protection. Notwithstanding anything to the contrary contained in Paragraph 10 of the Original Lease, during the Extension Term the Real Property Taxes payable by Lessee shall not be subject to increase based on any “change in ownership” in the Premises by Lessor, as such term is defined in California Revenue &. Taxation Code Section 60 et. seq. and any future statute. In the event of any such “change in ownership”, Lessor and not Lessee shall bear the Incremental Real Property Taxes.

7.                                       No Brokers. Each of Lessee and Lessor represents and warrants to the other that it has not engaged any broker and finder to represent it in connection with this Addendum. Each party agrees to pay any and all claims for brokers’ or finders’ fees or commissions claimed by any broker who asserts that it was engaged by either in connection with the negotiation, execution or consummation of this Addendum,

8.                                       Ratification. Except as otherwise specifically provided in this Addendum, all of the definitions, terms, covenants and conditions of the Lease Agreement (including without limitation those obligating Lessee to pay for utilities consumed in the Premises and Lessee’s Share of Common Area Operating Expenses) are hereby ratified, confirmed and remain in full force and effect and are hereby incorporated into this Addendum, and shall be applicable to Lessee’s rental of the Premises during the Extension Term. This Addendum and the Lease Agreement supersede in their entirety any and ail prior oral and written and email agreements and

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understandings of the parties with respect to the Premises. This Addendum may be signed by the parties in counterpart copies.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

LESSOR:	PAS TRUST

	BY:	/s/ Pablo Nankin
Pablo Nankin, Trustee

LESSEE:	BIDZ.COM, INC.,
a California corporation

	By:	/s/[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Chairman

	By:	/s/[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Secretary

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STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.                                      Basic Provisions (“Basic Provisions”).

1.1                               Parties: This Lease (“Lease”), dated for reference purposes only April 15, 2003 is made by and between PAS TRUST (“Lessor”) and BIDZ.COM, INC., a California corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)                 Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3562-J582 Eastham Drive, located in the City of Culver City, County of Los Angeles, State of California, with zip code 90232, as outlined on Exhibit A, attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): approximately 50,220 rentable square feet in a location indicated on Exhibit A attached hereto, which is a portion of the entire approximately 71,220 rentable square foot Building.

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)                 Parking: -0- unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and one hundred forty (140) reserved vehicle parking spaces (“Reserved Parking Spaces”). (See also Paragraph 2.6 and Paragraph 54 of Addendum No. 1.1

1.3                               Term: One (1) years and six (6) months (“Original Term”) commencing April 15, 2003 (“Commencement Date”) and ending October 14, 2004 (“Expiration Date”). (See also Paragraph 3)

1.4                               Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5                               Base Rent: $60,264 per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4 and Paragraph 50 of Addendum No. 1)

☒  If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Base Rent abatement provisions in Paragraph 50 of Addendum No. 1.

1.6                               Lessee’s Share of Common Area Operating Expenses: seventy and five-tenths percent (70.5%) (“Lessee’s Share”).

1.7                               Base Rent and Other Monies Paid Upon Execution:

(a)                                  Base Rent:  $46,198 for the period April 15 - May 31, 2003. On June 1, 2003 Lessee shall pay June Base Rent of $46,198. Beginning July 1, 2003 the monthly Base Rent will be $60,764. See Paragraph 50 of Addendum No. 1.

(b)                                  Common Area Operating Expenses: $??,857.84 for the period April 15 - May 31, 2003.

(c)                                  Security Deposit: $?0,000 (“Security Deposit”). (See also Paragraph 5)

(d)                                  Other: $N/A for N/A DZ, MZ.

(e)                                  Total Due Upon Execution of this Lease: $146,055.84 PN.

1.8                               Agreed Use: general office use and any other lawful use. (See also Paragraph 8)

1.9                               Insuring Party. Lessor is the “Insuring Party”, (See also Paragraph 8)

1.10                        Real Estate Brokers: (See also Paragraph 15)

(a)                                  Representation:  The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒ First Property Realty Corporation represents Lessor exclusively (“Lessor’s Broker”);

☐                                                                   represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                   represents both Lessor and Lessee (“Dual Agency”).

(b)                                  Payment to Brokers:  Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to be a separate written agreement.

1.11                        Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.12                        Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 62 and Exhibits A through B, all of which constitute a part of this Lease.

2.                                      Premises.

2.1                               Letting. Lessor hereby leases to lessee, and Lessee hereby leases from lessor, the Premises, for the term, at the rental, and upon at of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2                               Condition.  Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of

/s/ PN		/s/ MZ
/s/ DZ
Initials		Initials

© 1999 - American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), in their “sale” condition.

2.3                               Compliance. If applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”) are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)                                  Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)                                 If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof. Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Leases notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to lender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)                                  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, Unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4                               Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5                               Lessor as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6                               Vehicle Parking. See Paragraph 54 of Addendum No. 1. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

(a)                                  Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for Lessee’s use such activities.

(b)                                 Lessee shall not service or store any vehicles in the Common Areas.

(c)                                  If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7                               Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8                               Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9                               Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. See Exhibit ”B” attached hereto and made a part hereof.

2.10                        Common Areas - Changes. Provided Lessee’s use of and access to or enjoyment of the Common Areas are not materially adversely affected, Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)                                  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)                                 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)                                 To add additional buildings and improvements to the Common Areas;

(e)                                  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)                                    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.                                      Term.

3.1                               Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2                               Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses. Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3                               Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability thereafter, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, as its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder, if such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possessionals not lendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4                               Lessee Compliance.  Lessor shall not be required to lender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.                                      Rent.

4.1                               Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2                               Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)                                  “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following: See Paragraph 56 of Addendum No. 1.

(i)                                     The operation, repair and maintenance, in neat, clean, good order and condition of the following:

(aa)                            The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb)                          Exterior signs and any tenant directories.

(cc)                            Any fire detection and/or sprinkler systems.

(ii)                                  The cost of water, gas, electricity and telephone to service the Common Areas and any Utilities not separately [ILLEGIBLE]

(iii)                               Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections. The parties confirm that the property management fee shall be Lessee’s Share of $2.?50 per month.

(v)                                 Real Property Taxes (as defined in Paragraph 10).

(vi)                              The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8, excluding earthquake insurance.

(vii)                           Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)                        The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph [ILLEGIBLE] provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of [ILLEGIBLE]th of the cost of such Capital Expenditure [ILLEGIBLE] any given month.

(ix)                                Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)                                 Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)                                  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same of some of them.

(d)                                 Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due, but if the Original Term shall have expired, then Lessor shall refund such over-payment directly to Lessee. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

4.3                               Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount [ILLEGIBLE] due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25?? addition to any late charges which may be due.

5.                                      Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.

Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is in Lessor’s reasonable judgment significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                      Use.

6.1                               Use.  Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises.  If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2                               Hazardous Substances.

(a)                                  Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises.  (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)                                  Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such [ILLEGIBLE] to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)                                  Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)                                  Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, [ILLEGIBLE] from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants, fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the [ILLEGIBLE].  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation: removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  [ILLEGIBLE] termination, cancellation of release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)                                  Lessor Indemnification.  See Page 4A.

(f)                                    Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph [ILLEGIBLE](a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)                                 Lessor Termination Option.  If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease unless Lessee is legally responsible therefor (in which case Lessee shall make the Investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 5.2(d) and Paragraph [ILLEGIBLE], Lessor may, at Lessor’s option, either (i) Investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and affect, or (ii) If the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 50 days following the date of such notice.  In the event Lessor [ILLEGIBLE] to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3                               Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date.  Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliances with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee of the Premises to comply with any Applicable Requirements.

6.4                               Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph [ILLEGIBLE]) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, on reasonable advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the Inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination and such violation or contamination was caused by Lessee or Lessee’s employees, agents or invitees.

7.                                      Maintenance; Repairs, Utility Installation; Trade Fixtures and Alterations.

7.1                               Lessee’s Obligations.  See Paragraph 53 of Addendum No.1.

(a)                                  In General.  Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with

Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), all furniture in the Premises and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)                                  Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substances for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements. If any, if and when installed on the Premises; (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, If reasonably required by Lessor.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof, except to the extent that the amounts charged by Lessor to Lessee exceed the generally prevailing costs of such service contracts.

(c)                                  Failure to Perform.  If Lessee fails to perform Lessor’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

(d)                                  Replacement.  Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices.  If an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month).  Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor’s accountants.  Lessee may, however, prepay its obligation at any time.

7.2                               Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessor’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the , fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking, walkways, parkways, driveways, landscaping; fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2.  Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.  Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent [ILLEGIBLE] is inconsistent with the terms of this Lease.  Lessee shall be responsible for the repair or replacement of the foregoing to the extent not covered by Lessor’s insurance; if the need for the repair or replacement is due to damage caused by Lessee or Lessee’s employees, agents or invitees.  Lessor shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls and exterior roof, without reimbursement from Lessee, unless the need for repair or replacement is caused by acts or omissions of Lessee or its employees, agents or invitees.

7.3                               Utility Installations; Trade Fixtures; Alterations.

(a)                                  Definitions.  The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and [ILLEGIBLE] in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)                                  Consent.  Lessee shall not make any Alterations or Utility installations to the Premises without Lessor’s prior written consent to be given or withheld in Lessor’s sole discretion.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Any shall be deemed conditioned upon Lessee’s; (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.  For work which cost an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and [ILLEGIBLE] bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)                                  Indemnification.   Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessor at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right in post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessor shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys, fees and costs.

7.4                               Ownership; Removal; Surrender; and Restoration.

(a)                                  Ownership.  Subject to Lessor’s right to require removal or [ILLEGIBLE] ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise [ILLEGIBLE] per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)                                  Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease.  Lessor may require that any or all Lessor Owned Alterations or Utility Installations be removed by the expiration or termination of the Lease. Lessor may require the removal of any [ILLEGIBLE] of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. See Page 5A.

(c)                                  Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof [ILLEGIBLE] clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with HO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, of any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 2B below.

8.                                      Insurance; Indemnity.

8.1                               Payment of Premiums.  The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2                               Liability Insurance.

(a)                                  Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas [ILLEGIBLE] thereto.  Such insurance shall be on an occurrence basis providing single [ILLEGIBLE] coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “Insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All Insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)                                  Carried by Lessor.  Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3                               Property Insurance - Building, Improvements and Rental Value.

(a)                                  Building and Improvements.  Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor with loss payable to Lessor, and ground-lessor, and to any Lender insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof.  Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b)                                  Rental Value.  Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender.  Insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”).  Said Insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessor for the next 12 month period.

(c)                                  Adjacent Premises.  Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises, other than as permitted in Paragraph 1.8 above.

(d)                                  Lessee’s Improvements.  Since Lessor is the Insuring Party, Lessor shall not be required to Insure Lessee Owned Alterations and Utility Installations unless the Item in question has become the property of Lessor under the terms of this Lease.

8.4                               Lessee’s Property: Business Interruption Insurance.

(a)                                  Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)                                  Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)                                  No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessor’s property, business operations or obligations under this Lease.

8.5                               Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least [ILLEGIBLE] as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor.  Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “Insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6                               Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                               Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises.  Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.  See Page 6A.

8.8                               Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinkles, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places.  Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project.  Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.                                      Damage or Destruction.

9.1                               Definitions.

(a)                                  “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)                                  “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)                                  “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)                                  “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)                                  “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on or under the Premises.

9.2                               Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall at Lessor’s expense,

repair such damage (but not Lessee’s Trade Fixtures of Lessee Owned Alterations and Utility installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost in repair of which is $5,000 or less, and in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not is the force or the insurance proceeds are not sufficient to affect such repair the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that by reason of the unique nature of the Improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and content therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall [ILLEGIBLE] them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds. In which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessor shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to paragraph 9.1. notwithstanding that there may be same insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                               Partial Damage.  Uninsured Loss.  If a Premises Partial Damage that is not an insured Loss occurs, unless damaged by a negligent or willful act of Lessor (In which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice in Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available, if Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4                               Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate [illegible] days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee except as provided in paragraph 8.6

9.5                               Damage Near End of Term.  If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an insured Loss, Lessor or Lessee may terminate this Lease (but Lessee’s termination rights shall only apply if Lessee did not cause the damage) effective 60 thirty (30) days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing , if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier to (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds.  Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6                               Abatement or Rent; Lessee’s Remedies.

(a)                                  Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)                                  Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 60 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives a such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced with in such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean the beginning of the actual work on the Premises, whichever. See Page 7A.

9.7                               Termination; Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9. an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8                               Waive Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.                               Real Property Taxes.

10.1                        Definition.  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the learn of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the Improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes or such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2                        Payment of Taxes.  Lessor shall pay Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3                        Additional Improvements.  Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessments records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessor shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2. the entirely of any increase in Real Property Taxes if assessed solely by reason of Alternations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request and paid for by Lessee.

10.4                        Join Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and Improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5                        Personal Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations. Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessor’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11                                 Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2. If at any time in Lessor’s sole judgment, Lessor determinates that Lessee’ is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as a require an increase in the size of the dumpster and/or an increase in the number of lines per month that the dumpster is [ILLEGIBLE], then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.

12.                              Assignment and subletting.  See Paragraph 55 of addendum No.1.

12.1                        Lessor’s Consent Required.

(a)                                  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign of assignment” or subject all or any part of Lessee’s interest in this Lease or in the Premises (other than to an Affiliate) without Lessor’s prior written consent. See Page 7A.

(b)                                 A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 35% more than fifty percent (50%) of the voting control of Lessee shall constitute a change in control for this purpose.

(d)                                 An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph [ILLEGIBLE] (c),

(e)                                  Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2                        Terms and Conditions Applicable to Assignment and Subletting.

(a)                                  Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease. (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)                                 Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment . Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)                                  Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)                                 In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone also responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)                                  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 inclusive of attorneys’ fees [ILLEGIBLE] %  as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f)                                    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)                                 Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3                        Additional Terms and Conditions Applicable to subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                                  Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)                                 In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)                                  Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)                                 No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)                                  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by sublessee.

13.                               Default; Breach; Remedies.

13.1                        Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)                                  The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)                                 The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or [ILLEGIBLE] life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c)                                  The failure by Leasee to provide (i)  reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Less or may reasonably require of Lessee under the forms of this Lease, where any such failure continues for a period of 10 days following written notice in Lessee.

(d)                                 A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.0 hereof, other than those described in subparagraphs 10.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, than it shall not be deemed to be a Breach if Lessee commences such cure within said 30 days period and thereafter diligently prosecutes such cure to completion.

(e)                                  The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, In the case of a petition filed against Lessee, the Premises or of Lesseer’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within [ILLEGIBLE] days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f)                                    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false or misleading.

13.2                        Remedies.  If Lessee fails to perform any of its affirmative duties of obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duly or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, Insurance policies, or governmental licenses, permits or approvals.  The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of Invoice therefor.  If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)                                  Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proven could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure in perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of retailing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (III) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises and located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  [ILLEGIBLE] termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)                                 Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s Interests, shall not constitute a termination of the Lessee’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any Indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3                        Inducement Recapture.  Any agreement for free or abated real or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, Inducement or consideration therefore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee or Lessor, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of rent at the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4                        Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee other than once per calendar year, Lessee shall pay to Lessor a one-time [ILLEGIBLE] charge equal to 10%-5% of each such overdue amount or $100, whichever is greater.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5                        Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be equal to the [ILLEGIBLE] rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6                        Breach by Lessor.

(a)                                  Notice of Breach.  Lessor shall not be deemed in breach of this [ILLEGIBLE] case unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lesser and any Lender whose name and address shall have been furnished Lessee in willing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in willing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with this foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for [ILLEGIBLE] in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility installations made in the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore:  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.                               Brokerage Fees.

15.1                        Additional Commission.  In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) If Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) If Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) If Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2                        Assumption of Obligations.  Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31.  If Lessor falls to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease which due, thus such amounts shall accrue interest.  In addition, If Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said [ILLEGIBLE] to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purposes of collecting any brokerage fee owed.

15.3                        Representations and indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.                               Estoppel Certificates.

(a)                                  Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)                                 If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)                                  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                               Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.  Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in the Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18.                               Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                               Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.                               Limitation on Liability.  Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability or Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.                               Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.                               No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessee represents and warrants to Lessor that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises.  Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful [ILLEGIBLE] conduct of such Broker.

23.                               Notices.

23.1                        Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person by hand or by Courier or may be sent by regular, certified or registered mail, reputable overnight courier service or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may be written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises.  The Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor or to Lessee shall by concurrently transmitted to such party or parties at such addresses as Lessor either may from time to time hereafter designate in writing to the other.

23.2.                     Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail with Postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.                               Waivers.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lesser, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.                               Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)                                  When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction.  Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)                                     Lessor’s Agent.  A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only.  A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor.  To the Lessee and the Lessor:  (a)  Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party and confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)                                  Lessee’s Agent.  An agent can agree to act as agent for the Lessee only.  In these situations, the agent is not the Lessor’s agent even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor.  An agent acting only for a Lessee has the following affirmative obligations.  To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee.  To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith.  (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)                               Agent Representing Both Lessor and Lessee.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee.  In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee.  (b)  Other duties to the Lessor and Lessee as stated above in subparagraphs (i) or (ii).  In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered.  The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advice is desired, consult a competent professional.

(b)                                 Brokers have no responsibility with respect to any default or breach hereof by either Party.  The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c)                                  Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

25.                               No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of the

Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                              Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                              Covenants and Conditions;  Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and [ILLEGIBLE] are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.                               Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be installed in the county in which the Premises are located.

30.                               Subordination; Attornment; Non-Disturbance. See Paragraph 58 of Addendum No. 1.

30.1                        Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in [ILLEGIBLE] Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon his Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2                        Attornment.  In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph [ILLEGIBLE] to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon [ILLEGIBLE] of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and [ILLEGIBLE] new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not; (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3                        Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4                        Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, allotment and/or Non-Disturbance Agreement provided for herein.

31.                               Attorney’s Fees.  If any Party or Broker brings an action or proceeding involving the Premises whether founded in [ILLEGIBLE], contract or equity, or to declare rights hereunder, the prevailing party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as to duly reimburse all attorney’s fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and [ILLEGIBLE] in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.                               Lessor’s Access;  Showing [ILLEGIBLE] Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, after reasonable advance notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or [ILLEGIBLE], and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary.  All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises an, ordinary “For Sale” signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on the Premises any ordinary “For Sublease” sign.

33.                               Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.                               Signs.  Except for ordinary “For Sublease” signs which may be placed only on the Premises. Lessee shall not place any sign upon the Proact without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.  See Paragraph 57 of Addendum No. 1.

35.                               Termination;  Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser [ILLEGIBLE] in the Premises; provided, however, the Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to [ILLEGIBLE] to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event [ILLEGIBLE] the termination of such interest.

36.                               Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in [ILLEGIBLE] by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

38.                               [ILLEGIBLE] Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, [ILLEGIBLE], and provisions on Lessor’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

40.                               Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41.                               Reservations.  Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42.                               Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so [ILLEGIBLE] thereof as it was not legally required to pay.

43.                               Authority.  If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44.                               Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.                               Offer.  Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.                               Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they [ILLEGIBLE] materially change Lessee’s obligations hereunder.  Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.                               Multiple Parties.  If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48.                               Waiver of Jury Trial.  The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49.                               Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐  is  ☒  is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.                                       SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.                                       RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:
on:	on:

By LESSOR:	By LESSEE:
PAS TRUST	BIDZ.COM, INC.,
a California corporation

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name Printed:	[ILLEGIBLE]	Name Printed:
Title:	Trustee	Title:	President

By:	By:	/s/ [ILLEGIBLE]
Name Printed:	Name Printed:	[ILLEGIBLE]
Title:	Title:	Secy.
Address:	9370 Monte Leon Lane	Address:	3562 Eastham Drive
Beverly Hills, CA 90210	Culver City, CA 90232

Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Federal ID No.	Federal ID No.

These forms are often modified to meet changing requirements of law and needs of the industry.  Always write or call to make sure you are utilizing the most current form:  American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (210) 687-8777

©Copyright 1999 By American Industrial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

ADDENDUM NO. 1

TO STANDARD INDUSTRIAL/ COMMERCIAL
MULTI- TENANT LEASE-NET

THIS ADDENDUM NO. 1 TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET (“ Addendum”) is made as of April 15, 2003 between PAS TRUST (“Lessor”), and BIDZ.COM, INC., a California corporation (“Lessee”), with reference to the following facts:

A.                                   This Addendum is attached to and made a part of that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of the date hereof (the “Lease”), for those certain premises (the “Premises”) indicated on Exhibit A in the building (the “Building”) located at 3562-3582 Eastham Drive, Culver City, CA.

B.                                     Lessor and Lessee desire to supplement and amend the Lease on the terms and conditions set forth herein.

C.                                     Unless otherwise provided herein, defined terms used in this Addendum shall have the meanings set forth in the Lease.

NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows;

50.                                 Base Rent Abatement. Notwithstanding the provisions of Paragraph 1.5 of the Lease, provided that no Default or Breach exists and subject to the provisions of Paragraph 13.3 of the Lease, the Base Rent for the period April 15, 2003 through June 14, 2003 shall be $33,492 per month.

51.                                 [Intentionally Deleted]

52.                                 Physical Condition. Lessee shall accept the Premises in their “as is’ physical condition on the Commencement Date, without any obligation on Lessor’s part to make any alterations or improvements to the Premises.

53.                                 Certain Occupancy Issues.

53.1                           Janitorial. Lessee at Lessee’s sole cost shall contract for janitorial services to the Premises. The janitorial services shall include the removal of trash to the trash areas of the Project, and the cleaning of any restrooms located within the Premises, and all other services sufficient to keep the Premises in a neat and clean condition at all times, all at Lessee’s sole cost and expense.  However, before providing any janitorial services, the janitorial contractor engaged by Lessee shall obtain and thereafter maintain a certificate of insurance evidencing liability insurance in an amount customarily provided by janitorial contractors serving similarly situated tenants, naming Lessor as an additional insured, and Lessee shall deliver a copy of such to Lessor.

53.2.                        Electricity and Water. Lessee shall pay for all electricity and water consumed within the Premises during the Original Term, including without limitation all hook-up and connection fees, and utility taxes and surcharges now or hereafter imposed by any utility company on Lessee. Lessor at Lessor’s expense shall cause the Premises to be separately metered for electricity and water.

53.3. Access. Lessee shall have twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, access to the premises and parking facilities throughout the Original Term.

1

54.                                 Parking. The parking referred to in Paragraph 1.2(b) of the Lease shall be at no additional charge to Lessee, but Lessee shall be solely responsible to pay any and all Culver City or other governmental parking taxes hereafter imposed, any parking taxes shall at Lessor’s option either be paid by: (i) Lessee directly to the taxing authority without reimbursement from Lessor and without offset or deduction against other amounts payable; by Lessee to Lessor, or (ii) by Lessee directly to Lessor concurrently with Lessee’s payment of the Base Rent, with Lessor then making direct payment to the taxing authority. Lessee shall cause its employees and agents parking at the Project to comply with such reasonable and nondiscriminatory rules and regulations that Lessor may from time to time promulgate with respect to parking, including without limitation the display of parking identification lags, Lessor shall have the right to charge a commercially reasonable refundable deposit for issuance of so-called “secards”, parking cards or other devices used to open a parking “arm” or security gate, should Lessor elect in its sole discretion to install such an “arm” or security gate, Lessee shall be enliUec.1 to use during the term of the; Lease the parking for the Premises for its employees, agents, invitees, guests and customers. All responsibility for damage or theft to vehicles is assumed by Lessee and Lessee’s employees, agent, invitees, guests and customers. Lessee shall repair or cause to be repaired, at Lessee’s Sole cost and expense, any and all damages caused to the parking area caused by Lessee’s, or Lessee’ employees’, agents’, invitees’, guests’ and customers’ use of such en, Lessee hereby acknowledges that Lessor shall not be responsible (or removing vehicles or obstructions, the same to be the sole responsibility of Lessee.

55.                                     Assignments and Subleases.

55.1.                        Profits. Not withstanding the provisions of Paragraph 12 to the Lease to the contrary, if any proposed assignment or sublease provides for Lessee to receive total rent or other consideration exceeding the total Base Rent called for under the Lease after deduction of Lessee’s reasonable costs brokerage commissions and reasonable attorneys’ fees in connection with such assignment or sublease, Lessee shall pay one-half (1/2) of the excess to Lessor as additional rent promptly on receipt thereof from time to time.  Lessee shall immediately provide Lessor with written notification of any such sublease, and such notification shall expressly provide the material terms and conditions of such sublease including, but not limited to sublease rental rates and commencement and expiration dales and the boundaries of the sublet space.

55.2.                        Recapture Right.  In the event Lessee wishes to assign all of its under the Lease and this Addendum to an assignee other than an Affiliate, or to sublease at least fifty percent (50%) of the square footage of the Premises for all or substantially all of the balance of the Original Term to a sublease other than an Affiliate, Lessor may, by written notice to Lessee sent within fifteen (15) days of Lessee’s request to assign or sublease, terminate the Original Term on the date that the proposed assignment or sublease would have commenced or taken effect, and the rent shall be prorated, and paid through such early termination date. If Lessor does not exercise its right of an early termination of the Original Term pursuant to this Paragraph 55.2, Lessee may enter into the assignment or sublease upon obtaining Lessor’s consent, to the proposed assignment or sublease, which consent Lessor shall not unreasonably withhold of delay.

55.3.                        Lessee Non-Competition.  Notwithstanding anything in the Lease or this Addendum to the contrary, Lessor shall not be deemed to have unreasonably withheld its consent to a proposed assignment or sublease if the proposed assignee or sublease, or any person or entity who directly or indirectly controls, is controlled by or is under common control with the proposed assignee or sublease, is then ail occupant of any portion of the Project, and space exists in the Project to accommodate the proposed assignee’s or sublease’s space requirements.

56.                                 Common Area Operating Expenses.  The following shall be added to the end of Paragraph 4.2 of the Lease:

(e)                                  Allocation of Common Area Operating Expenses.  Lessee’s obligation for payment to Lessor of Lessee’s Share of Common Area Operating Expenses during any year shall be governed by the following principles; those Common Area Operating Expenses that are attributable to and benefit the tenants of the Project (i.e., expenses related to the surface parking

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area of the; Project, Real Property Taxes and insurance for the Project, shall equitably allocated by Lessor (hereto) shall be home prorate by each tenant, based on the square footage of the tenant’s premises as compared to the square footage of the Building.

(f)                                    Lessee’s Share.  Lessee’s Share of Common Area Operating (including Real Properly Taxes and insurance) attributable to and benefiting the Project shall be 70.5%.

(g)                                 Lessee’s Audit Rights.  Notwithstanding any provisions of the Lease to the contrary, Lessee shall have the eight, after reasonable notice but no more than once per calendar year, to inspect, review, audit and photocopy (and/or to have an independent consultant inspect, review, audit and photocopy), at Lessee’s cost and expense, Lessor’s accounting records related to Common Area Operating Expenses. Such inspection, review, audit and photocopy shall take place at a location of Lessor’s choice within Los Angeles County. If such inspection, review or audit reveals that Lessor has overcharged Lessee, then within twenty (20) days after notice to Lessor, Lessor shall reimburse Lessee for the amount of the overcharge. If Lessor desires to contest such results, Lessor may do so by submitting the results of the audit to arbitration pursuant to the commercial rules of the American Arbitration Association within twenty (20) days of receipt of the results, and the results of any such arbitration shall be final and binding on Lessor and Lessee. The arbitrator shall be an independent consultant with at least five (5) years experience in the review of operating expenses foe properties comparable to the Premises. Lessee agrees to pay the cost of its inspection, review and audit; provided, however, if the result of the obligations is that Lessor’s determination of Lessee’s Share of increases in Common Area Operating Expenses as set forth in was in error in Lessor’s favor by more than six percent (6%) of the actual Common Area Operating Expenses for such Comparison Year, Lessor shall pay the reasonable costs of such audit and all reasonable costs and expenses incurred in the arbitration. Notwithstanding any other provisions of the Lease to the contrary, Lessee’s failure to object to Lessor’s statement of Common Area Operating Expenses for any given year of the Original Term within ninety (90) days following Lessee’s receipt thereof shall conclusively be deemed as Lessee’s Agreement to the accuracy of such statement. Further notwithstanding the foregoing, an a condition to Lessee or its auditor’s review of Lessor’s records, Lessee and its auditors shall be requited to first execute Lessor’s then standard commercially reasonable confidentiality agreement.

(h)                                 Operating Expense Exclusions. Notwithstanding anything to the contrary contained in the Lease, Common Area Operating Expenses shall exclude, and Lessee shall not be obligated to pay any portion of, the following:

(1)                                  Any fee to or charge by Lessor or Lessor’s agents (or any person or entity affiliated with Lessor or Lessor’s agents) for management, supervision, profit or Lessor’s general overhead (including without limitation on-site and off-site offices and personnel and any overhead allocation) to the extent that such fees and charges cumulatively exceed the prevailing rule for property management services for comparably-sized office projects in Culver City, West Los Angeles, Santa Monica and Marina Del Rey, except that Lessee approves the management fee intended to be charged by Lessor during the Original Term of $2,750 per month;

(2)                                  Costs associated with the operation of the business of the entity that constitutes Lessor, us the same are distinguished from the costs of operation of the Premises or the Project, including entity accounting and legal mutters, costs of defending any lawsuits with any lender, costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Project, costs of any disputes between Lessor and its employees, disputes of Lessor with Project management, or outside fees paid in connection with disputes with other tenants;

(3)                                  Lessor’s in-house legal and/or accounting fees and costs;

(4)                                  Lessor’s reserves for future expenses;

(5)                                  Executive salaries, and salaries of service personnel (including any Project engineer) to the extent that such service personnel perform services other than in

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connection with the management, operation, repair or maintenance of the Project, unless such costs of such service personnel are equitably prorated;

(6)                                  All interest and penalties incurred as a result of Lessor’s failure to pay hills as they become due;

(7)                                  Costs of a capital nature, including without limitation capital improvements, capital replacements, capital repairs, capital equipment and capital tools, unless such costs are amortized over the useful life thereof (with interest at the lesser of 10% per annum or the rate actually charged by Lessor’s lender). No such amortization shall be included for any such capital costs incurred prior to the Commencement Date;

(8)                                  Rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

(9)                                  Repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Project and the improvements and building systems installed by or on behalf of Lessor thereon;

(10)                            Costs incurred with respect to the repair and maintenance of the Common Area due to: (1) violation by Lessor of the terms and conditions of any provision of this Lease or any other lease in the Project, or any conditions, covenants, restrictions, easement agreements and similar private contracts, or (2) violation by Lessor of any governmental rule or authority;

(11)                            Costs incurred by Lessor for repairs, replacements and/or restorations to or of the Project to the extent that Lessor is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third parties;

(12)                            Costs incurred with respect to the installation of tenant improvements made for other tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project, including without limitation costs of plans, construction, permits, license and inspection costs;

(13)                            Brokerage commissions, tenant incentives, finders’ fee, attorneys’, accountants’ and oilier consultants’ fees, advertising expenses, entertainment and travel expenses and other costs incurred by Lessor in leasing or attempting to lease space in the Project;

(14)                            Attorneys’, accountants’ and other consultants’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project;

(15)                            Any ground lease rental and all interest and amortization on any debt, including any loans secured by the Project;

(16)                            Lessor’s advertising and promotional expenditures;

(17)                            Lessor’s professional dues or charitable contributions;

(18)                            “Real Property Taxes” shall not include any of the following: (i) interest on taxes or penalties resulting from Lessor’s failure to pay taxes when due; (ii) franchise taxes, gift taxes, inheritance and succession taxes, estate taxes and federal and state income taxes; (iii) any tax items for which Lessee or other tenants in the Project are directly responsible; and (iv) any additional costs that would result if, by law, any taxes or assessments may be paid in installments at the option of the taxpayer, and Lessor elects not to pay taxes and assessments in cash installments, in which case Lessee’s Share of increases in Common Area Operating Expenses shall be computed as if such election had been made and only the

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Installments paid. Lessee is informed by Lessor, and acknowledges and agrees that the total Real Properly Tax bill for the Project is comprised of three (3) separate Real Property Tax bills for the three (3) parcels that comprise the land upon which the Project is located;

(19)                            Any costs incurred in connection with the investigation, abatement or remediation of any Hazardous Substances, including without limitation asbestos, in the Project, unless such Hazardous Substances are brought onto or released in, on or under the Project by Lessee or Lessee’s employees, agents, contractors or invitees;

(20)                            Costs incurred in connection with upgrading the Project to comply with disability, fire and life safety codes, ordinances, statutes or other laws in effect as of the date hereof, including without limitation ADA and including without limitation penalties or damages incurred, due to such non-compliance with codes, ordinances, statutes or other laws in effect as of the date hereof;

(21)                            Damage and repairs necessitated by the gross negligence or willful misconduct of Lessor or Lessor’s employees, contractors or agents;

(22)                            Any costs related to any structural damage or repairs to the Project (other than commercially reasonable insurance deductible amounts), unless caused by Lessee or Lessee’s employees, agents, contractor or invitees, and any tests or investigations regarding the structural components of the Project, including without limitation any tests, investigations, repairs or other remedial measures required pursuant to any applicable laws in effect as of the date hereof;

(23)                            Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Project to the extent the same exceed the generally prevailing costs of such goods and/or services rendered by unaffiliated third pities in Culver City, West Los Angeles, Santa Monica and Marina Del Key, California on a competitive basis;

(24)                            Any amounts in excess of the actual Common Area Operating Expenses incurred by Lessor after reduction for all cash, trade and quantity discounts received by Lessor;

(25)                            Costs for which Lessor is reimbursed by any tenant or occupant of the Project or by insurance proceeds from Lessor’s carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(26)                            All items and services for which Lessee or any other tenant in the Project reimburses Lessor or which Lessor provides selectively to One or more tenants (other than Lessee) without reimbursement;

(27)                            Costs arising from Lessor’s charitable or political contributions, and gifts provided to any entity whatsoever, including but not limited to Lessee, other tenants, employees, vendors, contractors, prospective tenants and agents;

(28)                            Any costs covered by any warranty, rebate, guarantee or service contract that are actually collected by Lessor (though Lessor shall not be prohibited from passing through the costs of any such service contract if such service contract cost is otherwise includable in Common Area Operating Expenses);

(29)                            Costs Incurred wild respect to the repair of the roof of the Premises, unless caused by Lessee or Lessee’s employees, agents or invitees;

(30)                            Costs incurred with respect to the repair of the main sewer line and the main water line for the Project, unless caused by Lessee or Lessee’s employees, agents or invitees;

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(31)                            Costs incurred with respect to repairs to the main electrical panel and transformers; unless caused by Lessee or Lessee’s employees, agents or invitees; and

(32)                            Costs incurred with respect to water drainage problems from the roof of the Building and the parking areas of the Project, unless caused by Lessee or Lessee’s employees, agents or invitees.

Lessor’s shall (x) not collect or be entitled to collect from Lessee an amount in excess of Lessee’s Share of one hundred percent (100%) of Common Area Operating Expenses actually paid or incurred by Lessor; and (y) reduce the amount of Common Area Operating Expenses by any refund or discount received by Lessor in connection with any expenses previously included in Common Area Operating Expenses.

57.                                 Signage. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, which consent Lessor agrees not to unreasonably delay, condition or withhold. Lessor agrees that, subject to its reasonable approval of size, font and graphics, and approval by the City of Culver City, if necessary, and conformity with any recorded covenants and restrictions, Lessee shall have the right, at its own cost and expense, to place and maintain signage upon the front and rear facades of the Premises to identify itself at its location at the Premises. At the expiration or earlier termination of this Lease, at Lessee’s sole cost and expense, it shall remove all such signage and repair any damage caused by such removal. Lessor shall have the right during the term of the lease to post a “for sale” sign on the facade of the Premises.

58.                                 Non-Disturbance Agreement. Lessor shall use commercially reasonable efforts to obtain for Lessee’s benefit a subordination, non-disturbance and attornment agreement (“SNDA”) from Lessor’s lender, in form reasonably acceptable to the lender provided, however, that Lessor’s ability to obtain such SNDA shall not be a condition precedent to the effectiveness of the Lease and this Addendum, nor shall Lessor’s inability to obtain such SNDA afford Lessee the right to cancel or terminate the Lease or this Addendum.

59.                                 Lessor Exculpation. It is expressly understood and agreed that notwithstanding anything in the Lease or this Addendum to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor hereunder (including any successor lessor.) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Premises and the Project (including any sale, insurance or condemnation proceeds) and not to Lessor’s interest in any other real or personal property that may be owned by Lessor or Lessor’s trustees, trustors or beneficiaries, or affiliated entities, and neither Lessor nor any of its trustees, trustors or beneficiaries or affiliated entities or any of their respective employees or agents shall have any personal liability therefore, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. The limitations’ of Lessor’s liability contained in tins Paragraph 59 art in addition to all other limitations on Lessor’s liability that are contained in the Lease and this Addendum.

60.                                 Furnishings. As of the date hereof, the furnishings presently located in the Premises and purchased by Viant Corporation and/or divine as prior occupant of the Premises and listed on Schedule (d) attached hereto belong to Viant Corporation and/or divine and/or their bankruptcy estate or equipment lessors or creditors.

60.1. Should Lessor ultimately become the owner of such furnishings, then during the original Term, Lessee shall be entitled to utilize, at no additional cost to Lessee, the. furnishings; provided, however, at the expiration or earlier termination of the Original Term, all such furnishings shall be left in the Premises and returned to Lessor in the same condition as existing, ordinary wear and tear excepted. Lessee understands and acknowledges that should viant Corporation and/or divine or any bankruptcy trustee or equipment lessor or other creditor of Viant Corporation and/or divine demand the return of such furnishings, Lessee agrees to comply with such demand and permit the removal of such furnishings; in such event Lessor shall have no liability to Lessee, Lessor shall not be obligated to replace any of the furnishings, nor shall Lessee shall have any right to abate or offset the rent due Lessor and this Lease shall not be

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affected in any way, but Lessee shall not have any obligation to replace any of such removed furnishings at the expiration or earlier termination of the Original Term.

60.2. Should Lessee ultimately become the owner of such furnishings, then Lessee shall cause such furnishings to be removed from the Premises at the expiration or earlier termination of the Original Term.

61.                                 Back-up Battery Invoice. Lessee and not Lessor, shall be fully responsible for payment of the invoice in the approximate amount of $5,000 generated by the provider of the back-up battery system that has been installed in the Premises.  Lessee shall indemnity, defend and hold Lessor harmless from and against the claims of such provider, and Lessee’s failure to pay the amount of the invoice (as reduced by any discount that Lessee may be able to with the provider) shall, at Lessor’s Option, be a Default by Lessee under the Lease and this Addendum.

62.                                         Rectification. Except as otherwise provided herein, all of the terms and conditions of the Lease are hereby ratified and confirmed and remain in full force and effect. In the event of a conflict between the provisions of the Lease and this Addendum, the provisions of this Addendum shall control. The Lease this Addendum supersede all prior oral or written understandings between the parties and their respective brokers, including without limitation Lessor’s broker’s letter dated April 15, 2003 to Lessee’s attorney Michael A. Kahn, Esq.

IN WITNESS WHEREOF, this Addendum is made as of the date first above written.

LESSOR:	PAS TRUST

	By:	/s/ Pablo Nankin
Pablo Nankin, Trustee

LESSEE:	BIDZ.COM, INC.,
a California corporation

	By:	/s/ [ILLEGIBLE]
Name:
	Title:	President

	By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Secretary

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Schedule 60

LIST OF FURNISHINGS

Item	Color	Quantity
Round Kitchen Tables	Silver Base/Grey Top	3
Plastic/Metal Kitchen Chairs	Orange/Silver	12
6ft Tango Desks	White	50
Ping Pong Table		1
Metal Bar Stools	Silver/Red	13
Jenn Air Refrigerator	White	1
GE Refrigerator	Silver	1
GE Sensor Microwave Oven	Silver	2
U Line Tea Maker	Black	1
ASKO Dishwasher	Silver	1
Conference Table 96 X 48	Maple/Aluminum Base	2
Conference Table 96 X 48	Maple/Aluminum Base	1
Conference Table 144 X 60	Maple/Aluminum Base	1
Conference Table 72 X 42	Maple/Aluminum Base	4
Teknion Dog Bone Desk	Blue	8
Teknion Dog Bone Desk	Aqua	18
Teknion Dog Bone Desk	Green	18
Teknion Dog Bone Desk	Platinum	17
Teknion Dog Bone Desk	White	17
Teknion Dog Bone Desk	Grey	80
Teknion Dog Bone Desk	Silver	80
Herman Miller Aeron Chairs	Grey	88
Receptionists Desk	Purple/Grey	1